Execution Copy

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment (this “Second Amendment”) is entered into as of February 1, 2008 by and among Select Comfort Corporation, a Minnesota corporation (the “Company”), the Subsidiary Borrowers party hereto, JPMorgan Chase Bank, National Association, as Administrative Agent, the other financial institutions signatory hereto (the "Lenders") and Bank of America, N.A., as Syndication Agent.

RECITALS

A.           The Company, the Subsidiary Borrowers, the Administrative Agent and the Lenders are party to that certain Credit Agreement dated as of June 9, 2006, as amended pursuant to Amendment No. 1 to Credit Agreement dated as of June 28, 2007 (the “Credit Agreement”).  Unless otherwise specified herein, capitalized terms used in this Second Amendment shall have the meanings ascribed to them by the Credit Agreement.

B.           The Company and the Subsidiary Borrowers (collectively, the "Borrowers") have requested that the Administrative Agent and the Lenders amend the Credit Agreement to reflect certain changes thereto and grant a limited waiver with respect to the Credit Agreement.

C.           The Administrative Agent and the undersigned Lenders are willing to amend the Credit Agreement and to grant a limited waiver on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.           Amendments to Credit Agreement.  Upon the Second Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)           The definition of "EBITDA" set forth in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the "and" appearing before clause (c) thereof and inserting a "," prior to clause (c) and (ii) inserting new clauses (d) and (e) as follows:

",(d) non-cash impairment expenses relating to store closures and/or remodelings during such period, and (e) non-cash charges or gains which are unusual, non-recurring or extraordinary during such period."

(b)           Section 6.09 of the Credit Agreement is hereby amended by restating such section as follows:

“SECTION 6.09 Minimum Interest Coverage Ratio.  The Company will not permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than the applicable ratio set forth below:

Fiscal Quarter Ending On or About	Interest Coverage Ratio
March 31, 2008	1.75 to 1.00
June 30, 2008	1.75 to 1.00
September 30, 2008	1.75 to 1.00
December 31, 2008	1.75 to 1.00
March 31, 2009	1.75 to 1.00
June 30, 2009	1.75 to 1.00
September 30, 2009	2.00 to 1.00
December 31, 2009	2.00 to 1.00
March 31, 2010	2.25 to 1.00
June 30, 2010	2.25 to 1.00
September 30, 2010	2.50 to 1.00
December 31, 2010	2.50 to 1.00
March 31, 2011 and each fiscal quarter ending thereafter	2.75 to 1.00"

(c)           Schedule 1.01 of the Credit Agreement is hereby amended and restated as set forth on Annex I hereto.

2.           Limited Waiver.  Subject to the terms and conditions herein, the Administrative Agent and the Lenders signatory hereto hereby waive the requirement that the Company comply with the financial covenant set forth in Section 6.09 of the Credit Agreement for the fiscal quarter ending on December 29, 2007.

3.           Representations and Warranties of the Borrowers.  The Borrowers represent and warrant that:

(a)           The execution, delivery and performance by the Borrowers of this Second Amendment have been duly authorized by all necessary corporate action and this Second Amendment is a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law;

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(b)           Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof (except any such representation or warranty that expressly relates to or is made expressly as of a specific earlier date, in which case such representation or warranty shall be true and correct with respect to or as of such specific earlier date); and

(c)           After giving effect to this Second Amendment, no Default has occurred and is continuing.

4.           Effective Date.  This Second Amendment shall become effective upon satisfaction of the following conditions (the date of such satisfaction being the "Second Amendment Effective Date"):

(a)           Executed Amendment.  Receipt by the Administrative Agent of duly executed counterparts of this Second Amendment from the Company, the Subsidiary Borrowers and the Required Lenders executing the same.

(b)           Amendment Fees.  The Company shall have paid to the Administrative Agent the fees in the amounts set forth in the fee letter dated as of the Second Amendment Effective Date by and between Company and Administrative Agent.

(c)           Reaffirmation of Guaranty.  The Reaffirmation of Guaranty dated as of the date hereof in the form attached hereto as Exhibit A executed by each of the Subsidiary Guarantors.

5.           Reference to and Effect Upon the Credit Agreement.

(a)           Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)           The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Credit Document, nor constitute a waiver of any provision of the Credit Agreement or any Credit Document, except as specifically set forth herein.  Upon the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

6.           Costs and Expenses.  The Borrowers hereby affirm their obligations under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Second Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

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7.           Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York (without regard to conflict of law provisions thereof).

8.           Headings.  Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purposes.

9.           Counterparts.  This Second Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date and year first above written.

        SELECT COMFORT CORPORATION, as a Borrower

        By  /s/ James Stoffel
        Name:  James Stoffel
        Title:  VP - Finance - International & Treasurer

        SELECT COMFORT RETAIL CORPORATION, as a Borrower

        By  /s/ James Stoffel
        Name:  James Stoffel
        Title:  VP - Finance - International & Treasurer

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        JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
                       individually and as Administrative Agent

        By  /s/ James M. Sumoski
        Name:  James M. Sumoski
        Title:  Vice President

        BANK OF AMERICA, N.A., individually and as Syndication Agent

        By  /s/ Steven K. Kessler
        Name:  Steven K. Kessler
        Title:  Senior Vice President

        CITICORP USA, INC., as a Lender

        By  /s/ Joshua D. Weiner
        Name:  Joshua D. Weiner
        Title:  Vice President

        WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

                                        By  /s/ Sharlyn Rekenthaler
        Name:  Sharlyn Rekenthaler
        Title:  Vice President

        BRANCH BANKING AND TRUST CO., as a Lender

                                        By  /s/ Troy R. Weaver
        Name:  Troy R. Weaver
        Title:  Senior Vice President

ANNEX I

Schedule 1.01

PRICING SCHEDULE

Applicable Rate	Level I Status	Level II Status	Level III Status
Eurocurrency Spread	0.60%	0.70%	0.80%
Facility Fee Rate	0.15%	0.175%	0.20%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Company delivered pursuant to Section 5.01 of this Agreement.

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, the Leverage Ratio is less than 2.00 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Company has not qualified for Level I Status and (ii) the Leverage Ratio is less than 2.50 to 1.00.

“Level III Status” exists at any date if the Company has not qualified for Level I Status or Level II Status.

“Status” means Level I Status, Level II Status, or Level III Status.

The Applicable Rate shall be determined in accordance with the foregoing table based on the Company’s Status as reflected in the then most recent Financials.  Adjustments, if any, to the Applicable Rate shall be effective five Business Days after the Administrative Agent has received the applicable Financials.  If the Company fails to deliver the Financials to the Administrative Agent at the time required pursuant to the Credit Agreement, then the Applicable Rate shall be the highest Applicable Rate set forth in the foregoing table until five days after such Financials are so delivered.

EXHIBIT A

REAFFIRMATION OF GUARANTY

Each of the undersigned hereby acknowledges receipt of a copy of Amendment No. 2 to the Credit Agreement (the “Second Amendment”) dated as of February 1, 2008, and reaffirms its obligations under the Subsidiary Guaranty dated as of June 9, 2006 in favor of JPMorgan Chase Bank, National Association, as Administrative Agent, and the Lenders (as defined in the Second Amendment).

Dated as of February 1, 2008

        SELECT COMFORT RETAIL CORPORATION

        By  /s/ James Stoffel
        Name:  James Stoffel
        Title:  VP - Finance - International & Treasurer